Exhibit 99.1

Contact:	U. S. Steel	Lone Star
	Media	Media
	John Armstrong	Jennifer Schaefer
	412.433.6792	Andi Salas
	Investors/Analysts	212.355.4449
Nick Harper
412.433.1184

FOR IMMEDIATE RELEASE

U. S. STEEL TO ACQUIRE LONE STAR TECHNOLOGIES

PITTSBURGH and DALLAS, March 29, 2007 – United States Steel Corporation (NYSE: X) and Lone Star Technologies, Inc. (NYSE: LSS) announced today that they have entered into a definitive agreement under which U. S. Steel will acquire Lone Star, a leading manufacturer of welded oilfield tubular goods, for $67.50 per share in cash. The agreement was unanimously approved by the boards of directors of both U. S. Steel and Lone Star.

U. S. Steel expects that the acquisition of Lone Star will strengthen its position as a premier producer of tubular products for the energy sector and will create North America’s largest tubular producer. The transaction will broaden U. S. Steel’s energy product offerings by joining U. S. Steel’s predominantly seamless tubular business with Lone Star’s complementary welded tubular business, coupling manufacturing and tubular processing services. Following the transaction, U. S. Steel will have annual North American tubular manufacturing capability of approximately 2.8 million tons.

U. S. Steel expects that the transaction will be accretive to its 2007 earnings per share before considering expected synergies and excluding the accounting effects of the sale of acquired inventory and other customary purchase accounting adjustments. U. S. Steel projects that the combination with Lone Star’s operations will generate annual pre-tax operating synergies in excess of $100 million by the end of 2008.

Commenting on the acquisition, U. S. Steel Chairman and CEO John P. Surma said, “This transaction represents a compelling strategic opportunity for U. S. Steel to strengthen our position as a supplier to the robust oil and natural gas sector by significantly expanding our tubular product offerings, our production capacity and our geographic footprint.

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“With a comprehensive portfolio of high-end products, enhanced production capabilities, excellent positions in both welded and seamless pipe, and a strong commitment to quality, service and innovation, U. S. Steel will be better positioned to serve the international oil and natural gas industry as the provider of choice for tubular products. Also, because Lone Star is a significant purchaser of hot bands and slabs, this acquisition should allow us to better optimize our domestic hot-end operations over a range of market conditions.”

Rhys Best, Chairman and CEO of Lone Star stated, “We are very excited about today’s announcement. We believe that this combination will deliver superior value to Lone Star’s shareholders as well as provide our employees with an opportunity to be part of a larger enterprise. Our complementary strengths will better position Lone Star to pursue significant new growth opportunities for the benefit of our customers, distributors and end users. This transaction will enable an enhanced and wider range of products, even higher service levels and greater manufacturing efficiencies. We look forward to working with the U. S. Steel team to ensure a smooth transition.”

Under the terms of the definitive agreement, U. S. Steel will acquire all of the outstanding shares of Lone Star for $67.50 per share in cash – an aggregate value of approximately $2.1 billion. The price per share represents a premium of approximately 39 percent to Lone Star’s closing share price of $48.45 on March 28, 2007, and a premium of approximately 43 percent to its 90-day average trading price.

U. S. Steel will pay for the acquisition through a combination of cash on hand and financing obtained under its existing receivables purchase program and three new fully committed bank credit facilities provided by JPMorgan.

The transaction is subject to the approval of Lone Star’s shareholders and other customary closing conditions, including regulatory approvals, and is expected to close in the second or third quarter of 2007.

J.P. Morgan Securities Inc. and Morgan, Lewis & Bockius LLP acted as financial and legal advisers, respectively, to U. S. Steel. Goldman, Sachs & Co. and Weil, Gotshal & Manges LLP acted as financial and legal advisers, respectively, to Lone Star.

U. S. Steel will host a conference call to discuss the transaction at 10 a.m. EDT on March 29, 2007. To listen to the webcast of the conference call, visit the U. S. Steel Web site, www.ussteel.com, and click on the “Investors” button.

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About United States Steel Corporation

United States Steel Corporation is an integrated steel producer with major production operations in the United States and Central Europe. An integrated steelmaker uses iron ore and coke as primary raw materials for steel production, and U. S. Steel has annual raw steel production capability of 19.4 million tons in the United States and 7.4 million tons in Central Europe. The company manufactures a wide range of value-added steel products for the automotive, appliance, container, industrial machinery, construction and oil and gas industries. U. S. Steel’s integrated steel facilities include Gary Works in Gary, Ind.; Great Lakes Works in Ecorse and River Rouge, Mich.; Mon Valley Works, which includes the Edgar Thomson Plant and the Irvin Plant near Pittsburgh, Pa., and the Fairless Plant near Philadelphia, Pa.; Granite City Works in Granite City, Ill.; Fairfield Works in Fairfield, Ala.; U. S. Steel Kosice in the Slovak Republic; and U. S. Steel Serbia. U. S. Steel also operates finishing facilities at the Midwest Plant in Portage, Ind., East Chicago Tin in Indiana, and Lorain Tubular Operations in Lorain, Ohio, and is involved in several steel finishing joint ventures. U. S. Steel produces coke at Clairton Works near Pittsburgh and at Gary Works and Granite City Works. The company operates two iron ore mines through its Minnesota Ore Operations on the Mesabi Iron Range in northern Minnesota, one in Mt. Iron and one in Keewatin. In addition, U. S. Steel is involved in transportation services (railroad and barge operations) and real estate operations.

About Lone Star Technologies, Inc.

Lone Star Technologies, Inc. is a $1.4 billion holding company whose principal operating subsidiaries manufacture and market oilfield casing, tubing and line pipe, specialty tubing products, including finned tubes used in a variety of heat recovery applications, and flat rolled steel and other tubular products and services.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about United States Steel Corporation’s anticipated acquisition of Lone Star Technologies, Inc. and statements about projected future financial and operating results. These statements are based on current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Any statements other than statements of historical fact should be considered to be forward-looking statements.

Risks and Uncertainties Regarding United States Steel Corporation and Lone Star Technologies, Inc.

Some factors, among others, that could affect market conditions, costs, shipments and prices for the domestic and foreign operations of U. S. Steel and Lone Star include global product demand, prices and mix; global and company steel production levels; global and domestic demand for tubular products; global and domestic energy markets; plant operating performance, including, the start up of several blast furnaces; the timing and completion of facility projects; natural gas prices, usage and supply disruptions; raw materials availability and prices; changes in environmental, tax and other laws; employee strikes; power outages; and U.S. and global economic performance and political developments. Domestic steel shipments and prices could be affected by import levels and actions taken by the U.S. government. Economic conditions and political factors in Europe that may affect U. S. Steel’s foreign operations results include, but are not limited to, taxation, environmental permitting, nationalization, inflation, currency fluctuations, increased regulation, export quotas,

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tariffs, and other protectionist measures. Factors that may affect the amount of net periodic benefit costs include, among others, changes to laws affecting benefits, pension fund investment performance, liability changes and interest rates. Please refer to the Form 10-K of U. S. Steel for the year ended December 31, 2006, and the Form 10-K of Lone Star Technologies, Inc. for the year ended December 31, 2006, for additional factors that could cause actual results to differ materially from any forward-looking statements.

Risks and Uncertainties Regarding the Transaction

Forward-looking statements regarding United States Steel Corporation’s acquisition and integration of Lone Star Technologies, Inc. include statements relating to or concerning expected synergies, cost savings, accretive effect, industry size, and market sector. Risks and uncertainties regarding the transaction include the possibility that the expected synergies may not be realized in the time period anticipated or at all, that the market fails to perform as anticipated, and that the closing does not occur, either due to the failure of closing conditions, including the approval of the shareholders of Lone Star, or the failure to obtain required regulatory approvals, or other reasons. Even if the transaction closes as anticipated, integration may not proceed as expected, and the impact of changes in the industry, markets or the economy in general may result in unexpected costs or the failure to realize anticipated benefits of the transaction.

Forward-looking statements included in this news release are made only as of the date hereof, and the companies undertake no obligation to update these forward-looking statements to reflect future events or circumstances except as may be required by law.

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IMPORTANT INFORMATION

In connection with the proposed merger, Lone Star intends to file a proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. These documents will contain important information about the proposed merger and shareholders are urged to read them carefully when they become available. Once available, Lone Star will mail the definitive proxy statement and other related materials to its shareholders. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by Lone Star with the SEC) at the SEC’s website, http://www.sec.gov, and at Lone Star’s website, http://www.lonestartech.com.

Participant Information

Lone Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lone Star shareholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Lone Star’s 2007 annual meeting of shareholders filed with the SEC on March 15, 2007, and a Form 10-K filed by Lone Star with the SEC on February 28, 2007, both of which are available free of charge from the SEC and Lone Star at their websites as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Lone Star with the SEC and which will be available free of charge from the SEC and Lone Star at their websites, as indicated above.

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